AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated as of _____, 1996, by and among AmeriKing, Inc., a Delaware corporation ("AmeriKing") and Jaro Enterprises, Inc., a [Colorado] corporation ("Jaro Enterprises"), Jaro Restaurants, Inc., a [Colorado] corporation ("Jaro Restaurants"), JB Restaurants, Inc., a [Colorado] corporation ("JB Restaurants"), Castleking, Inc., a [Colorado] corporation ("Castleking"), and White- Osborn Restaurants, Inc., a [Colorado] corporation ("White-Osborn," and together with Jaro Enterprises, Jaro Restaurants, JB Restaurants and Castleking, the "Merged Companies"). AmeriKing and the Merged Companies are sometimes referred to herein as the "Constituent Corporations."

         WHEREAS, Jaro Enterprises has an authorized capital of ________ shares of common stock, par value of $[.01] per share;

         WHEREAS, Jaro Restaurants has an authorized capital of ________ shares of common stock, par value of $[.01] per share;

         WHEREAS, JB Restaurants has an authorized capital of ________ shares of common stock, par value of $[.01] per share;

         WHEREAS, Castleking has an authorized capital of ________ shares of common stock, par value of $[.01] per share;

         WHEREAS, White-Osborn has an authorized capital of ________ shares of common stock, par value of $[.01] per share;

         WHEREAS, the Constituent Corporations propose that each of the Merged Companies be merged with and into AmeriKing, with AmeriKing being the surviving corporation (the "Merger"); and

         WHEREAS, the respective boards of directors of the Constituent Corporations deem it advisable and in the best interests of each such corporation and their respective stockholders that each of the Merged Companies be merged with and into AmeriKing as provided in this Agreement, and they have accordingly taken all steps necessary in order to effectuate this Agreement in accordance with the provisions of Section 252 of the General Corporation Law of the State of Delaware (the "DGCL"). The boards of directors of the Constituent Corporations intend that the adoption of such resolutions and the execution of this Agreement constitute the adoption of a plan of reorganization for each of the Constituent Corporation for purposes of Section 368 of the Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and agreements contained herein, the parties hereto covenant and agree as follows:

                                   ARTICLE I

                                  THE MERGER

         On the Effective Date (as defined in Section 5.1 hereof) of the Merger, each of the Merged Companies shall be merged with and into AmeriKing, and AmeriKing shall continue to be governed by the laws of the State of Delaware, and that the separate corporate existence of each of the Merged Companies shall thereupon cease. A Certificate of Merger ("Certificate") in the form attached hereto as Exhibit A shall be filed to effectuate and evidence the Merger.


                                  ARTICLE II

                   CERTIFICATE OF INCORPORATION AND BY-LAWS

         On the Effective Date, the Certificate of Incorporation and By-laws of AmeriKing, as in effect immediately after the Effective Date, shall be the Certificate of Incorporation and By-laws for each of the Merged Companies until duly amended in accordance with the DGCL. Such Certificate of Incorporation and By-laws shall constitute the Certificate of Incorporation and By-laws of each of the Merged Companies separate and apart from this Agreement and may be separately certified as the Certificate of Incorporation and By-laws of each of the Merged Companies.


                                  ARTICLE III

                     MANNER AND BASIS OF CONVERTING SHARES

         On the Effective Date of the Merger, the shareholders of each of the Merged Companies shall receive those number of nonassessable shares of common stock, par value $.01 per share, of AmeriKing as are set forth on Annex I hereto. Thereafter, each class of common stock of each of the Merged Companies shall be retired and no longer represent a class of equity securities of the respective Merged Company.


                                  ARTICLE IV

                        RIGHTS AND DUTIES OF AMERIKING

         At the Effective Date of the Merger, the separate existence of each of the Merged Companies shall cease for all purposes, and each of the Merged Companies shall be merged with and into AmeriKing, which shall thereupon and thereafter possess all the rights, privileges, powers and franchises, of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Merged Companies; and all property, real, personal and mixed and all debts due to any of the Merged Companies on whatever account, as well for stock subscriptions and all other things in action or belonging to each of such Merged Company shall be vested in AmeriKing; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively the property of AmeriKing as they were of the several and respective Merged Companies, and the title to any real estate vested by deed or otherwise, under the laws of the State of Delaware in any way impaired by reason of the DGCL; provided that all rights of creditors and all liens upon any property of any of the Merged Companies shall be preserved unimpaired, and all debts, liabilities and duties of the respective Merged Companies shall thenceforth attach to AmeriKing, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. If at any time AmeriKing shall consider or be advised that any further assignment or assurances in law or any things are necessary or desirable to vest in AmeriKing, according to the terms hereof, the title of any property or rights of any of the Merged Companies, the last acting officers and directors of any of the Merged Companies or the corresponding officers and directors of AmeriKing shall and will execute and make all such proper assignments and assurances and do all things necessary or proper to vest title in such property or rights in AmeriKing, and otherwise to carry out the purposes of this Agreement.


                                   ARTICLE V

                                EFFECTIVE DATE

         5.1 As used in this Agreement, the term "Effective Date" shall mean the consummation of the initial public offering of common stock of AmeriKing pursuant to the Registration Statement.

         5.2 The Secretaries of each of the Merged Companies, by attesting to and executing this Agreement, hereby certify that the requisite stockholder vote for approval of the Merger by the stockholders of such Merged Company has been obtained.

         5.3 The Secretary of AmeriKing, by attesting to and executing this Agreement, hereby certifies that no stockholder vote for approval of the Merger by the stockholders of AmeriKing is required pursuant to Section 251(f) of the DGCL and that the conditions specified in the first sentence of Section 251(f) have been satisfied.


                                  ARTICLE VI

                                  TERMINATION

         This Agreement may be terminated at any time prior to the Effective Date by the board of directors of either the Merged Companies or AmeriKing, notwithstanding the stockholders of the Merged Companies have previously approved this Agreement. In such event, this Agreement shall have no further force or effect and there shall be no liability on the part of the parties hereto except to the extent otherwise provided in this Agreement.


                                  ARTICLE VII

                                 COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.


                                 ARTICLE VIII

                                   AMENDMENT

         Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of the Constituent Corporations, duly authorized by each of their respective board of directors, at any time prior to the Effective Date; provided, however, that no such amendment, modification or supplement shall reduce the amount or change the form of the consideration to be paid to the stockholders in accordance with Article III hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                              AMERIKING, INC.


                              By
                                ---------------------------------------------
                                 Name:  Lawrence E. Jaro
                                 Title: Chairman, Chief Executive Officer and
                                        Managing Owner



ATTEST:



By
  ---------------------------
   Name:  Joel D. Aaseby
   Title:   Secretary




                              JARO ENTERPRISES, INC.



                              By
                                ---------------------------------------------
                                 Name:
                                 Title:



ATTEST:



By
  ---------------------------
   Name:
   Title:

                                       JARO RESTAURANTS, INC.



                                       By
                                         ------------------------------------
                                          Name:
                                          Title:



ATTEST:



By
  ---------------------------
   Name:
   Title:



                                       JB RESTAURANTS, INC.



                                       By
                                         ------------------------------------
                                          Name:
                                          Title:



ATTEST:



By
  ---------------------------
   Name:
   Title:

                                       CASTLEKING, INC.



                                       By
                                         ------------------------------------
                                          Name:
                                          Title:



ATTEST:



By
  ---------------------------
   Name:
   Title:



                                       WHITE-OSBORN RESTAURANTS, INC.



                                       By
                                         ------------------------------------
                                          Name:
                                          Title:



ATTEST:



By
  ---------------------------
   Name:
   Title:

                                                                    ANNEX I


                              SHARE DISTRIBUTION



                            JARO ENTERPRISES, INC.


                         Percentage Ownership/          Number of AmeriKing
Shareholders             Number of Shares               Shares to Receive
- ------------             ---------------------          -------------------
Larry Jaro


                            JARO RESTAURANTS, INC.


                         Percentage Ownership/          Number of AmeriKing
Shareholders             Number of Shares               Shares to Receive
- ------------             ---------------------          -------------------
Larry Jaro


                             JB RESTAURANTS, INC.


                         Percentage Ownership/          Number of AmeriKing
Shareholders             Number of Shares               Shares to Receive
- ------------             ---------------------          -------------------
Larry Jaro


                               CASTLEKING, INC.


                         Percentage Ownership/          Number of AmeriKing
Shareholders             Number of Shares               Shares to Receive
- ------------             ---------------------          -------------------
Bill Osborn


                        WHITE-OSBORN RESTAURANTS, INC.


                         Percentage Ownership/          Number of AmeriKing
Shareholders             Number of Shares               Shares to Receive
- ------------             ---------------------          -------------------
Bill Osborn